Exhibit 99.1

News Release

Contacts:    Media:                        Investor Relations:
David Bruce                    Bob Brunn
(305) 500-4999                (305) 500-4210

Ryder Revises Earnings Outlook

•	Q3 Comparable EPS Forecast Lowered to $1.72 to $1.74, from $1.82 to $1.87

•	Established Q4 Comparable EPS Forecast of $1.72 to $1.82

•	Full-Year 2015 Comparable EPS Forecast Lowered to $6.17 to $6.29, from $6.45 to $6.55

•	Lower Forecast Primarily Driven by Lower Than Expected Results in Fleet Management Solutions

MIAMI, October 12, 2015 - Ryder System, Inc. (NYSE: R), a leader in commercial fleet management, dedicated transportation, and supply chain solutions, today revised its earnings guidance for the third quarter and full-year 2015 due to lower than expected earnings growth in its Fleet Management Solutions (FMS) business segment. The revision is due to a temporary execution issue, related to record fleet growth, which the Company expects to resolve during the fourth quarter, and less robust demand conditions in used vehicle sales. Performance in Ryder’s Dedicated Transportation Solutions (DTS) and Supply Chain Solutions (SCS) business segments is expected to remain generally in line with the Company’s previous forecast.

Commercial rental demand remained robust and rental revenue grew by 7% in the third quarter. Earnings, however, were impacted by a greater than planned number of out-of-service vehicles during the quarter, as maintenance technicians were supporting new levels of fleet growth across all product lines. The elevated level of out-of-service vehicles resulted in lower than expected rental utilization. Rental utilization remained solid at 76.4% in the third quarter, but was below expectations, reflecting out-of-service vehicles. Rental pricing grew by 2% in the third quarter, as compared with the Company’s prior forecast of 3%, as a greater percentage of the rental fleet was used to satisfy lease customers whose vehicles were down for service. These vehicles would have otherwise been available to generate rental revenue. The Company anticipates fourth quarter rental demand to be generally consistent with prior expectations. Earnings, however, will be impacted as the Company resolves the out-of-service vehicle issue in the fourth quarter.

Used vehicle sales results also impacted earnings in the quarter, particularly in the month of September. The impact was due to 7% fewer than anticipated used power vehicles sold in the U.S., as well as moderating price growth. Used truck inventories remained relatively unchanged and at the low end of the

Company’s target range. The Company expects fourth quarter results to continue to be impacted by reduced used truck sales volumes and lower price expectations that are now consistent with prior-year pricing.

Overall revenue growth remains strong and in line with Ryder’s prior expectations for the third quarter. The Company continued to realize strong sales in full service lease and anticipates lease fleet growth for the full year to be at the high end of the Company’s previous forecast of 5,000 to 6,000 vehicles. Ryder also sees continued strong customer interest in the new on-demand maintenance product following the official launch in August. Additionally, DTS and SCS are expected to deliver solid earnings generally in line with the Company’s previous third quarter forecast.

Commenting on the Company’s announcement, Ryder Chairman and Chief Executive Officer Robert Sanchez said, “We are confident that during the fourth quarter we will resolve the temporary execution issue related to our unprecedented growth. We have adjusted our technician labor model to accommodate this growth and are reducing out-of-service vehicles to a normalized level. The lower outlook also accounts for our expectations of the used vehicle sales environment. In commercial rental, we anticipate continued strong demand, as evidenced by recent trends and supported by growth in the overall customer base. We are pleased that we continue to deliver increased year-over-year earnings, while also realizing strong top line revenue growth driven by secular outsourcing trends and the enhancements we’ve made to our sales and marketing efforts.”

Based on these factors, Ryder has revised its comparable third quarter 2015 earnings per dilutive share (EPS) forecast to a range of $1.72 to $1.74, from $1.82 to $1.87, as compared with $1.63 in the prior year. The Company also established its comparable fourth quarter 2015 EPS forecast of $1.72 to $1.82, as compared with $1.60 in the prior year, an increase of 8% to 14%. Fourth quarter results include an expected reduction of $0.02 due to the absence of anti-dilutive share repurchases. The Company is revising its full-year 2015 comparable EPS forecast to $6.17 to $6.29, down from a prior range of $6.45 to $6.55, as compared with the prior year of $5.58. This represents an increase of 11% to 13%. Ryder will provide additional details on its third quarter earnings conference call scheduled for Thursday, October 22nd.

Revised Earnings Per Share Forecast

	Third Quarter 2015	Fourth Quarter 2015	Full-Year 2015
EPS from continuing operations	$1.68 - 1.70	$1.67 - 1.77	$5.97 - 6.09
Non-operating pension costs	0.05	0.05	0.20
Pension settlement adjustment	(0.01)	—	(0.01)
Benefit from tax law change	—	—	(0.03)
Professional fees	—	—	0.04
Comparable EPS from continuing operations	$1.72 - 1.74	$1.72 - 1.82	$6.17 - 6.29

Business Description
Ryder System, Inc. is a FORTUNE 500® commercial fleet management, dedicated transportation, and supply chain solutions company. Ryder’s stock (NYSE: R) is a component of the Dow Jones Transportation Average and the Standard & Poor’s 500 Index. The Company’s financial performance is reported in the following three, inter-related business segments:

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Fleet Management Solutions - Ryder’s FMS business segment provides one-stop outsourcing of a range of solutions for commercial truck fleet operators, including vehicle maintenance, leasing and rental, used vehicle sales, as well as services such as roadside assistance, fueling, safety, and financing options.

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Dedicated Transportation Solutions - Ryder’s DTS business segment provides customers with vehicles, drivers, management, and administrative support, with the assets committed to a specific customer for a contractual term. DTS supports customers with specialized equipment or product handling needs, complex routes, rigorous service level agreements or high driver turnover.

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Supply Chain Solutions - Ryder’s SCS business segment offers a broad range of innovative solutions designed to optimize day-to-day logistics operations and synchronize the supply of parts and finished goods with customer demand. Solutions are strategically engineered to address customer requirements and include lead logistics management, dedicated services, warehousing, transportation management, packaging, and other value-added services.

For more information on Ryder System, Inc., visit http://investors.ryder.com/.

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Note Regarding Forward-Looking Statements:
Certain statements and information included in this news release are "forward-looking statements" under the Federal Private Securities Litigation Reform Act of 1995, including our expectations regarding earnings performance, revenue growth in our business segments, lease fleet growth, performance in our product lines, expansion of on-demand maintenance, demand trends in commercial rental and used vehicle sales and anticipated resumption of our share repurchase program. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, among others, lower than expected lease sales, decreases in commercial rental demand or poor acceptance of rental pricing, our ability to return out of service vehicles to the fleet in the fourth quarter, availability of rental vehicles to meet demand and availability of labor to maintain our fleet at normalized levels, fluctuations in market demand for used vehicles impacting current pricing and our anticipated proportion of retail versus wholesale sales, lack of customer demand for on-demand maintenance, higher than expected maintenance costs from new engine technology or due to lower than expected benefits from maintenance initiatives and a newer fleet, setbacks in the economic recovery, decreases in freight demand or volumes, poor operational execution particularly with start-ups and new product launches, our ability to obtain adequate profit margins for our services, our inability to maintain current pricing levels due to soft economic conditions, slower than expected economic recovery in the U.K., business interruptions or expenditures due to severe weather or natural occurrences, competition from other service providers and new entrants, customer retention levels, loss of key customers, driver and technician shortages resulting in higher procurement costs and turnover rates, unexpected bad debt reserves or write-offs, changes in customers’ business environments that will limit their ability to commit to long-term vehicle leases, a decrease in credit ratings, increased debt costs, adequacy of accounting estimates, reserves and accruals particularly with respect to pension, taxes, depreciation, insurance and revenue, sudden or unusual changes in fuel prices, unanticipated currency exchange rate fluctuations, our ability to manage our cost structure, and the risks described in our filings with the Securities and Exchange Commission. The risks included here are not exhaustive. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Note Regarding Non-GAAP Financial Measures:  This news release includes certain non-GAAP financial measures as defined under SEC rules, including the comparable earnings per share (EPS) forecast. Refer to the “Revised Earnings Per Share Forecast” section in this release for a reconciliation of the comparable EPS forecast to the EPS forecast. Additional information as required by Regulation G regarding non-GAAP financial measures can be found in our most recent Form 10-K, Form 10-Q and our Form 8-K filed as of the date of this release with the SEC, which are available at http://investors.ryder.com.

Conference Call and Webcast Information:
Ryder’s earnings conference call and webcast is scheduled for Thursday, October 22, 2015, from 11:00 a.m. to 12:00 noon Eastern Time. Speakers will be Chairman and Chief Executive Officer Robert Sanchez, and Executive Vice President and Chief Financial Officer Art Garcia.

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To join the conference call live: Begin 10 minutes prior to the conference by dialing the audio phone number 1-888-398-5319 (outside U.S. dial 1-773-681-5795) using the Passcode: Ryder and Conference Leader: Bob Brunn. Then, access the presentation via the Net Conference website at www.mymeetings.com/nc/join/ using the Conference Number: PWXW5446388 and Passcode: RYDER.

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To access audio replays of the conference and view a presentation of Ryder’s earnings results: Dial 1-888-566-0638 (outside U.S. dial 1-402-998-0731), then view the presentation by visiting the Investors area of Ryder’s website at http://investors.ryder.com. A podcast of the call will also be available online within 24 hours after the end of the call at http://investors.ryder.com.

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